FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of December 19, 2012, is entered into by and among Radio One, Inc., a Delaware corporation (the “Borrower”), for purposes of Sections B and C hereof, the Subsidiary Guarantors listed on the signature pages hereto, the Lenders party hereto, and Credit Suisse AG (“Credit Suisse”), as Administrative Agent and as Collateral Agent for the Lenders.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Borrower, various lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of March 31, 2011 (the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, pursuant to the terms and subject to the conditions set forth below, each Lender signatory hereto is willing to agree to amend the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

A.	Amendments to Credit Agreement

1. The definition of “Applicable Soft Call Percentage” in Section 1.01 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Applicable Soft Call Percentage” shall mean, with respect to any prepayment or repayment of Term Loans of the type described in Section 4.01(f) or the effectiveness of any Repricing Transaction made or consummated during any period, (i) in the case of the period from and after the Initial Borrowing Date to but excluding the first anniversary of the Initial Borrowing Date, 3%, (ii) in the case of the period from and after the first anniversary of the Initial Borrowing Date to but excluding September 30, 2014, 2%, (iii) in the case of the period from and after September 30, 2014 to but excluding the fourth anniversary of the Initial Borrowing Date, 1%, and (iv) at any time on or after the fourth anniversary of the Initial Borrowing Date, 0%.

2. The definition of “Consolidated Net Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “$25,000,000” appearing in said definition and inserting the text “$35,000,000” in lieu thereof.

3. The definition of “Consolidated Net Senior Secured Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “$25,000,000” appearing in said definition and inserting the text “$35,000,000” in lieu thereof.

4. Section 10.07 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 10.07 in lieu thereof:

“10.07.                      Interest Expense Coverage Ratio. The Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Borrower set forth below to be less than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
September 30, 2012	1.25:1.00
December 31, 2012	1.10:1.00
March 31, 2013	1.10:1.00
June 30, 2013	1.10:1.00
September 30, 2013	1.10:1.00
December 31, 2013	1.10:1.00
March 31, 2014	1.20:1.00
June 30, 2014	1.20:1.00
September 30, 2014	1.20:1.00
December 31, 2014	1.25:1.00
March 31, 2015	1.25:1.00
June 30, 2015	1.25:1.00
September 30, 2015	1.25:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	1.50:1.00"

5. Section 10.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 10.08 in lieu thereof:

“10.08.                      Leverage Ratios.  (a) The Borrower will not permit the Total Senior Secured Leverage Ratio on the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	4.50:1.00
June 30, 2013	4.50:1.00
September 30, 2013	4.50:1.00
December 31, 2013	4.50:1.00
March 31, 2014	4.25:1.00
June 30, 2014	4.25:1.00
September 30, 2014	4.00:1.00
December 31, 2014	3.75:1.00
March 31, 2015	3.25:1.00
June 30, 2015	3.25:1.00
September 30, 2015	3.25:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	2.75:1.00

(b)                   The Borrower will not permit the Total Leverage Ratio on the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
September 30, 2012	8.50:1.00
December 31, 2012	8.50:1.00
March 31, 2013	8.50:1.00
June 30, 2013	8.50:1.00
September 30, 2013	8.50:1.00
December 31, 2013	8.50:1.00
March 31, 2014	8.25:1.00
June 30, 2014	8.25:1.00
September 30, 2014	8.00:1.00
December 31, 2014	7.50:1.00
March 31, 2015	6.50:1.00
June 30, 2015	6.50:1.00
September 30, 2015	6.50:1.00
December 31, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter	6.00:1.00"

B.	Miscellaneous Provisions

1. In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants as follows on the date hereof that:

(a)           the Borrower has all requisite power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this First Amendment (the “Amended Credit Agreement”);

(b)           the Borrower has taken all necessary action to authorize the execution, delivery and performance by it of this First Amendment and has duly executed and delivered this First Amendment, and this First Amendment and the Credit Agreement as amended by this First Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(c)           no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute a Default or an Event of Default; and

(d)           all of the representations and warranties set forth in Section 8 of the Credit Agreement and each other Credit Document are true and correct in all material respects on the First Amendment Effective Date (as defined below), both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

2. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

5. This First Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”); provided that each of the following conditions shall have been satisfied:

(a)           the Borrower, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or electronic transmission) the same to the Administrative Agent;

(b)           the Borrower shall have paid to the Administrative Agent, for the account of each Lender that delivers a counterpart signature page to this First Amendment at or prior to 5:00 p.m., New York City time, on December 18, 2012, a consent fee (the “Consent Fee”) in an amount equal to 0.50% of the aggregate principal amount of Term Loans of such Lender outstanding on the First Amendment Effective Date, which Consent Fee shall be earned, due and payable in immediately available funds on the First Amendment Effective Date, and, once paid, shall be non-refundable;

(d)           the Borrower shall have paid to Credit Suisse Securities (USA) LLC (“CS Securities”) all amounts payable to CS Securities under that certain Engagement Letter, dated as of December 7, 2012, among the Borrower and CS Securities;

(e)           the Borrower shall have paid all reasonable and documented fees, charges and disbursements of White & Case LLP, counsel for the Administrative Agent and the Collateral Agent to the extent required by Section 13.01 of the Credit Agreement; and

(f)           each of the representations and warranties set for in Section B.1 above shall be true and correct on such date.

  6.   From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby, and the First Amendment shall be deemed to be a Credit Document.

          C.  Acknowledgement and Consent

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the amendment of the Credit Agreement effected pursuant to this First Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Guaranteed Obligations” or “Obligations”, as applicable, under each of the Credit Documents to which it is a party (in each case as such term is defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Credit Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan  Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Amended Credit Agreement, this First Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed and delivered as of the date first above written.

RADIO ONE INC., as the Borrower
By

Name:
Title:

[Signature Page to the First Amendment to Credit Agreement]

[NAMES OF SUBSIDIARY GUARANTORS]
By

Name:
Title:

[Signature Page to the First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent
By

Name:
Title:

By

Name:
Title:

[Signature Page to the First Amendment to Credit Agreement]

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT, DATED AS OF MARCH 31, 2011, AMONG RADIO ONE, INC., THE LENDERS PARTY THERETO FROM TIME TO TIME AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

NAME OF INSTITUTION:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the First Amendment to Credit Agreement]